UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 25, 2018

Date of Earliest Event Reported: October 24, 2018

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

35 East Wacker Drive, Suite 2400
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Election of Director.

Appointment of Valerie Mosley to Board of Directors

On October 24, 2018, the Board of Directors of Envestnet, Inc. (the “Company”) appointed Valerie Mosley as a director of the Company.  Ms. Mosley was appointed as a member of Class I of the Company’s Board of Directors (the term of which ends in 2021), and to hold office until the 2019 Annual Meeting of Stockholders in May 2019.

Ms. Mosley is the CEO of Valmo Ventures (“Valmo”), an investment company that specializes in investments in companies and projects poised to benefit from notable demographic or societal shifts.  Prior to founding Valmo, Ms. Mosley was Senior Vice President, Partner, Portfolio Manager and Investment Strategist at Wellington Management Company, LLP.  Ms. Mosley currently serves on the board of directors of Dynex Capital, Inc., an internally managed mortgage real estate investment trust (“REIT”) that manages a diversified, high-quality, leveraged fixed-income portfolio, as well as Eaton Vance Management, a leading global asset management company.  Ms. Mosley holds a Bachelors of Art from Duke University and an MBA from the Wharton School of Business.

Ms. Mosley will receive an annual retainer of $170,000. The annual retainer will consist of $50,000 in cash and an annual restricted stock unit grant worth $120,000.  Cash amounts paid to non-employee directors are paid quarterly with respect to the pro rata portion of fees earned during that quarter. Equity amounts paid to non-employee directors are granted once a year (no later than March 31) for the amounts earned during the previous year.  The foregoing amounts will be prorated for 2018. Ms. Mosley will also receive an additional retainer of $10,000 for each committee on which she serves.  Ms. Mosley will receive 25% of such amounts in cash and 75% in restricted stock units.  We also reimburse all of our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and its committees. In addition, Ms. Mosley will receive an initial equity grant of $100,000 of restricted stock units.

Future awards of restricted stock units will fully vest on the first anniversary of the grant. The initial grant of restricted stock units vests as follows: one-quarter of the total amount vests on the date of grant and one-quarter of the total amount vests on each of the next three anniversaries of the grant.

All equity grants are made pursuant to our 2010 Long-Term Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.

Dated: October 25, 2018

	By:	/s/ Shelly O’Brien
Shelly O’Brien
Chief Legal Officer, General Counsel and Corporate Secretary